Exhibit (a)(1)(xxxxii)

This document is important and requires your immediate attention. If you are in any doubt as to how to deal with it, you should consult your investment advisor, stockbroker, bank, trust company or other nominee.

May 5, 2014

NOTICE OF VARIATION AND EXTENSION

of HudBay Minerals Inc.’s offer to purchase

all of the issued and outstanding common shares of

AUGUSTA RESOURCE CORPORATION

for consideration per Augusta Share of
0.315 of a Hudbay Share

HudBay Minerals Inc. (the “Offeror”) hereby gives notice that it is varying its offer dated February 10, 2014, as amended by the Notice of Variation and Extension dated March 14, 2014, the Notice of Variation and Extension dated March 31, 2014 and the Notice of Change dated April 24, 2014 (collectively, the “Original Offer”), to purchase, on and subject to the terms and conditions of the Original Offer, as amended, all of the issued and outstanding common shares (the “Augusta Shares”) of Augusta Resource Corporation (“Augusta”), other than any Augusta Shares held directly or indirectly by the Offeror and its affiliates, including any Augusta Shares that may become issued and outstanding after February 10, 2014 but before the Expiry Time (as defined herein) upon the exercise, exchange or conversion of any securities of Augusta exercisable or exchangeable for, convertible into or otherwise conferring a right to acquire, any Augusta Shares, including, any options, warrants or convertible debentures (“Convertible Securities”), together with the associated rights issued under Augusta’s Shareholder Rights Plan, in order to provide a 10-day extension of the Offer if the Offeror takes up any Augusta Shares deposited to the Offer, and extend the Original Offer to 5:00 p.m. (Toronto time) on May 16, 2014. The Original Offer, as amended and extended hereby, is referred to herein as the “Offer”.

THE ORIGINAL OFFER HAS BEEN AMENDED AND EXTENDED, AND IS NOW OPEN FOR ACCEPTANCE

UNTIL 5:00 P.M. (TORONTO TIME) ON MAY 16, 2014 (THE “EXPIRY TIME”).

In its May 2, 2014 decision (the “BCSC Decision”), a panel of the British Columbia Securities Commission (“BCSC”) unanimously determined that, unless Augusta has confirmed that it has terminated the Shareholder Rights Plan, the BCSC will cease trade the Shareholder Rights Plan (and any securities issued thereunder) effective July 15, 2014, if the Offeror extends the Offer to expire no earlier than July 16, 2014 and provides a 10-day extension of the Offer if it takes up any Augusta Shares under the Offer.

This Notice of Variation and Extension should be read in conjunction with the Original Offer and the take-over bid circular (the “Original Circular”) dated February 10, 2014, as previously amended (the Original Offer together with the Original Circular collectively referred to as the “Original Offer and Circular”), and the letter of transmittal (the “Letter of Transmittal”) and notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) that accompanied the Original Offer and Circular. The Original Offer and Circular, as amended previously and by this Notice of Variation and Extension collectively constitute the “Offer and Circular”. Except as otherwise set forth herein, the terms and conditions previously set forth in the Original Offer and Circular, Letter of Transmittal and Notice of Guaranteed Delivery, each as previously amended, continue to be applicable in all respects. All references to the “Offer” in the Original Offer and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and this Notice of Variation and Extension mean the Original Offer as amended hereby, and all references in such documents to the “Circular” or the “Offer and Circular” mean the Original Offer and Circular as amended hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein that are defined in the Original Offer and Circular have the respective meanings given to them in the Original Offer and Circular.

The offering of Hudbay Shares pursuant to the Offer is made by a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular in accordance with the disclosure requirements of Canada. The Offer is subject to applicable disclosure requirements in Canada. Augusta Shareholders should be aware that such requirements are different from those of the United States and may differ from those in other jurisdictions. Financial statements included or incorporated by reference in the Offer and Circular have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and are subject to Canadian auditing standards and auditor independence rules, and thus may not be comparable to financial statements of United States companies or companies incorporated in other jurisdictions. Augusta Shareholders in the United States should be aware that the disposition of Augusta Shares and acquisition of Hudbay Shares by them as described in the Offer and Circular may have tax consequences in the United States, Canada and other jurisdictions. Such consequences may not be fully described in the Offer and Circular and such holders are urged to consult their tax advisors. The enforcement by Augusta Shareholders of civil liabilities under U.S. federal or state securities laws or applicable laws of other jurisdictions may be affected adversely by the fact that the Offeror is incorporated under and governed by the laws of Canada, that its officers and directors may be residents of jurisdictions other than the United States or such other jurisdictions, that the experts named in the Circular may be residents of jurisdictions other than the United States or such other jurisdictions, that all or a substantial portion of the assets of the Offeror and such persons may be located outside the United States or such other jurisdictions, that some of Augusta’s officers and directors are resident outside the United States or such other jurisdictions and that all or a substantial portion of the assets of Augusta and Augusta’s officers and directors may be located outside the United States or such other jurisdictions.

THE HUDBAY SHARES AND THE OFFER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR ANY OTHER SECURITIES REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY OTHER SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that, during the period of the Offer, the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of the securities to be distributed or to be exchanged, or certain related securities, as permitted by applicable laws or regulations of Canada or its provinces or territories. Neither the Offeror nor any of its affiliates intends to make any such purchases during the period of the Offer.

Information has been incorporated by reference in the Offer and Circular from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference in the Offer and Circular are available electronically on SEDAR and EDGAR at www.sedar.com and www.sec.gov, respectively.

The Depositary for the Offer is:		Information Agent for the Offer is:

Equity Financial Trust Company		Kingsdale Shareholder Services

The Dealer Managers for the Offer are:

In Canada		In the United States

GMP Securities L.P.	BMO Nesbitt Burns Inc.	Griffiths McBurney Corp.	BMO Capital Markets Corp.

Augusta Shareholders who have validly deposited and not withdrawn their Augusta Shares need take no further action to accept the Offer.

Registered Augusta Shareholders who wish to accept the Offer must properly complete and execute the Letter of Transmittal (printed on YELLOW paper) that accompanied the Original Offer and Circular, or a manually executed facsimile thereof, and deposit it, at or prior to the Expiry Time, together with certificate(s) or Direct Registration System (DRS) Advices representing their Augusta Shares and all other required documents, with Equity Financial Trust Company (the “Depositary”) at its office in Toronto, Ontario specified in the Letter of Transmittal, in accordance with the instructions set out in the Letter of Transmittal (as set out in Section 3 of the Original Offer, “Manner of Acceptance — Letter of Transmittal”). Alternatively, registered Augusta Shareholders may accept the Offer by following the procedure for guaranteed delivery set out in Section 3 of the Original Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”, using the Notice of Guaranteed Delivery (printed on GREEN paper) that accompanied the Original Offer and Circular, or a manually executed facsimile thereof. Augusta Shareholders who hold their Augusta Shares with an investment advisor, stockbroker, bank, trust company or other nominee will not have received a Letter of Transmittal or Notice of Guaranteed Delivery, and should follow the instructions set out by such nominee to tender their Augusta Shares.

Persons whose Augusta Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Augusta Shares under the Offer. Nominees likely have established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Augusta Shareholders must instruct their investment advisor, stockbroker, bank, trust company or other nominee promptly if they wish to tender.

Augusta Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Augusta Shares directly with the Depositary or if they make use of the services of a Soliciting Dealer to accept the Offer.

Questions and requests for assistance may be directed to Kingsdale Shareholder Services (the “Information Agent”), who can be contacted at 1-866-229-8874 toll free in North America or at 1-416-867-2272 outside of North America or by e-mail at contactus@kingsdaleshareholder.com; or to the Depositary at the addresses indicated on the last page of this document and additional copies of this document, the Original Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, or any documents incorporated by reference or otherwise related to the Offer, may be obtained, without charge, upon request from the Depositary or the Information Agent at their respective offices shown on the last page of this document, and are accessible on the Canadian Securities Administrators’ website at www.sedar.com, on EDGAR at www.sec.gov and on the Offeror’s website at www.hudbayminerals.com. These website addresses are provided for informational purposes only and no information contained on, or accessible from, these websites is incorporated by reference in the Offer and Circular unless otherwise expressly indicated in the Offer and Circular.

The information contained in this document is current only as of the date of this document. The Offeror does not undertake to update any such information except as required by applicable Law. Information in this document and in the Original Offer and Circular related to Augusta has been compiled from public sources — see “INFORMATION CONCERNING AUGUSTA” in the Original Offer and Circular.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Notice of Variation and Extension or the Original Offer and Circular, and, if given or made, such information or representation must not be relied upon as having been authorized by the Offeror, the Depositary, the Information Agent or the Dealer Managers.

ADDITIONAL NOTICE TO UNITED STATES SHAREHOLDERS

AND OTHER SHAREHOLDERS OUTSIDE CANADA

The Offer is subject to Section 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), Regulation 14D promulgated by the SEC thereunder, Section 14(e) of the Exchange Act, and Regulation 14E promulgated by the SEC thereunder.

The Offeror has filed with the SEC a registration statement on Form F—10, which contains a prospectus relating to the Offer, a tender offer statement on a Schedule TO and other documents and information, as such documents have been amended, modified, supplemented or restated. AUGUSTA SHAREHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THESE DOCUMENTS, ALL DOCUMENTS INCORPORATED BY REFERENCE, ALL OTHER APPLICABLE DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFEROR, AUGUSTA AND THE OFFER. Materials filed with the Canadian securities regulatory authorities are available electronically without charge at www.sedar.com. Materials filed with the SEC are available electronically without charge at the SEC’s website, www.sec.gov. All such materials may also be obtained without charge at the Offeror’s website, www.hudbayminerals.com or by directing a written or oral request to the Information Agent for the Offer, Kingsdale Shareholder Services, at 1-866-229-8874 toll free in North America or at 1-416-867-2272 or by e-mail at contactus@kingsdaleshareholder.com or to the Vice President, Legal and Corporate Secretary of the Offeror at 25 York Street, Suite 800, Toronto, Ontario, telephone 1-416-362-8181.

Neither this document nor the Original Offer and Circular generally addresses the income tax consequences of the Offer to Augusta Shareholders in any jurisdiction outside Canada or the United States. Augusta Shareholders in a jurisdiction outside Canada or the United States should be aware that the disposition of Augusta Shares may have tax consequences which may not be described in this document or the Original Offer and Circular. Accordingly, Augusta Shareholders outside Canada and the United States should consult their own tax advisors with respect to tax considerations applicable to them.

The Original Offer and Circular also contains a cautionary note regarding mineral reserve and resource estimates prepared in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects — see “CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES” in the Original Offer and Circular.

NOTICE TO HOLDERS OF CONVERTIBLE SECURITIES

The Offer is made only for Augusta Shares, together with the associated rights issued under the Shareholder Rights Plan, and is not made for any options, warrants or convertible debentures or any other rights to acquire Augusta Shares. Any holder of Convertible Securities who wishes to accept the Offer should, subject to and to the extent permitted by the terms of such Convertible Securities and applicable Law, exercise, exchange or convert such Convertible Securities in order to obtain certificates representing Augusta Shares and deposit such Augusta Shares in accordance with the Offer. See Section 1 of the Original Offer, “The Offer”. Any such exercise, exchange or conversion must be completed sufficiently in advance of the Expiry Time to ensure that the holder of such Convertible Securities will have received certificates representing the Augusta Shares issuable upon such exercise, exchange or conversion in time for deposit prior to the Expiry Time, or in sufficient time to comply with the procedures described in Section 3 of the Original Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

The tax consequences to holders of Convertible Securities of exercising or not exercising such securities are not described in the Offer and Circular. Holders of such Convertible Securities should consult their own tax advisors with respect to the potential tax consequences to them in connection with the decision to exercise or not exercise such securities.

REPORTING CURRENCY AND CURRENCY EXCHANGE RATE INFORMATION

All dollar references in this document and the Original Offer and Circular are in Canadian dollars, except where otherwise indicated. On February 7, 2014, the Bank of Canada noon rate of exchange for the Canadian dollar, expressed in U.S. dollars, was Canadian $1.00 = United States $0.9076.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Notice of Variation and Extension contains “forward-looking statements” and “forward-looking information” (collectively, “forward-looking information”) within the meaning of applicable Canadian and United States securities legislation. Forward-looking information includes information that relates to, among other things, statements with respect to the anticipated timing, mechanics and completion and settlement of the Offer, including the decision of the BCSC to cease trade the Shareholder Rights Plan effective July 15, 2014 in certain circumstances, and the permitting of the Rosemont Project. Forward-looking information is not, and cannot be, a guarantee of future results or events. Forward-looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Offeror at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied by the forward-looking information. The material factors or assumptions that the Offeror identified and applied in drawing conclusions or making forecasts or projections set out in the forward looking information include, but are not limited to, the accuracy of Augusta’s public disclosure; no significant and continuing adverse changes in general economic conditions or conditions in the financial markets; that all required regulatory and governmental approvals for the Offer will be obtained and all other conditions to completion of the Offer will be satisfied or waived.

The risks, uncertainties, contingencies and other factors that may cause actual results to differ materially from those expressed or implied by the forward-looking information may include, but are not limited to, the market value of the Hudbay Shares received as consideration under the Offer and the impact of such issuance on the market price of the Hudbay Shares, the development of the Rosemont Project not occurring as planned, the inaccuracy of Augusta’s public disclosure upon which the Offer is predicated, the triggering of change of control provisions in Augusta’s agreements leading to adverse consequences, Augusta becoming a minority-owned or majority-owned subsidiary of the Offeror after consummation of the Offer, the possibility that the Offeror may remain a minority shareholder of Augusta after consummation of the Offer without the ability to control the management or direction of Augusta, as well as the risks discussed under the heading “Risk Factors” in the Original Offer and Circular and other documents filed with Canadian and U.S. securities regulatory authorities. Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward-looking information. Accordingly, the reader should not place undue reliance on forward-looking information. The Offeror does not assume any obligation to update or revise any forward-looking information after the date of this Notice of Variation and Extension  or to explain any material difference between subsequent actual events and any forward-looking information, except as required by applicable law.

The Original Offer and Circular also contains forward looking information and this cautionary note should be read in conjunction with the Cautionary Note Regarding Forward Looking Statements in the Original Offer and Circular.

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NOTICE OF VARIATION AND EXTENSION

May 5, 2014

TO: THE HOLDERS OF COMMON SHARES OF AUGUSTA RESOURCE CORPORATION

This Notice of Variation and Extension amends and supplements the Original Offer and Circular, pursuant to which the Offeror is offering to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding Augusta Shares, other than any Augusta Shares held directly or indirectly by the Offeror and its affiliates, including any Augusta Shares that may become issued and outstanding upon the exercise, exchange or conversion of Convertible Securities after the date of the Original Offer and Circular but prior to the Expiry Time, together with the associated rights issued under the Shareholder Rights Plan, for consideration per Augusta Share of 0.315 of a Hudbay Share.

On May 2, 2014, a panel of the BCSC delivered the unanimous BCSC Decision in respect of the Offeror’s application to cease trade the Shareholder Rights Plan.  In its decision, the BCSC determined that, unless Augusta has confirmed that it has terminated the Shareholder Rights Plan, the BCSC will cease trade the Shareholder Rights Plan (and any securities issued under the Shareholder Rights Plan) effective July 15, 2014, if the Offeror extends its Offer to expire no earlier than July 16, 2014 and provides a 10-day extension of the Offer if it takes up any Augusta Shares under the Offer.

The Offeror is assessing, among other things, the implications of the announcement by the US Forest Service (“USFS”) on May 1, 2014 that “the complexity of the content of the objections” raised in connection with the Final Environmental Impact Statement for the Rosemont project “will require additional time to thoroughly review and give full and deliberate consideration to the issues raised”. The Offeror also is assessing the implications of Augusta’s recent announcement that it was informed by the U.S. Army Corps of Engineers (“USACE”) that “there is a shortfall between the mitigation plan it had proposed in April and the mitigation needed to fully offset impacts to waters of the U.S. associated with the [p]roject”. The USFS has stated it will provide an update on the schedule for the Record of Decision (“ROD”), which appears to be subject to further delay, by the end of May, and the USACE has indicated to Augusta that the timing of its permit decision for the Clean Water Act 404 Permit may be affected by the schedule for the ROD.

The Offeror has not waived any further conditions of the Offer described in Section 4 of the Original Offer, “Conditions of the Offer”, as amended below. On March 14, 2014, the Offeror waived the condition that there shall have been validly deposited under the Offer and not withdrawn, at or prior to the expiration of the Offer, such number of Augusta Shares that, together with the Augusta Shares already owned by the Offeror and its affiliates, represents not less than 662/3% of the Augusta Shares (calculated on a fully diluted basis).

1.                                      Extension of the Offer

The Offeror has extended the time for acceptance of the Offer to 5:00 p.m. (Toronto time) on May 16, 2014. Accordingly, the definition of “Expiry Date” in the “Glossary” section of the Original Offer and Circular is hereby deleted and replaced by the following:

“Expiry Date” means May 16, 2014 or such later date or dates to which the Offer may be extended from time to time by the Offeror in accordance with Section 5 of the Offer, “Extension, Variation or Change of the Offer”;

In addition, all references to “5:00 p.m. (Toronto time) on May 5, 2014” in the Original Offer and Circular are amended to refer to “5:00 p.m. (Toronto time) on May 16, 2014”.

2.                                      Other Amendments to the Offer and Circular

(a)           The first two sentences of the first paragraph on the inside cover page of the Original Offer and Circular are hereby deleted and replaced with the following:

“The Offer is subject to certain conditions, including, among other things, the Shareholder Rights Plan (or any other shareholder rights plan or similar plan adopted by Augusta) shall have been waived, invalidated or cease-traded so as, at the time Augusta Shares are first taken up, to have no effect in respect of, and so that it does not and will not reasonably be expected to adversely affect, the Offer or the Offeror or its affiliates (as applicable).”

(b)           The second, third and fourth paragraphs under the heading “Can the Expiry Time for the Offer be extended?” on page (iv) of the Original Offer and Circular are hereby deleted and replaced with the following four paragraphs:

“As contemplated by the BCSC Decision, if any Augusta Shares are taken up under the Offer, the Offer will be extended and remain open for the deposit of Augusta Shares for not less than ten days from the date on which Augusta Shares are first taken up.

The Offeror (in compliance with the BCSC Decision) will provide at least one, and may elect and reserves the right to provide more than one, Subsequent Offering Periods for the Offer if the Offeror takes up any Augusta Shares under the Offer. A Subsequent Offering Period will be an additional period of time of no less than ten days , during which Augusta Shareholders may tender their Augusta Shares. There would be no condition to the Offer to purchase these tendered Common Shares. See Section 2 of the Offer, “Time for Acceptance”. The Offeror will permit withdrawal of Augusta Shares tendered during a Subsequent Offering Period until such time as they are taken up.

The Offeror will publicly announce the commencement of each Subsequent Offering Period and, if required by applicable Law, the Offeror will mail you a notice of the Subsequent Offering Period. Furthermore, in accordance with Rule 14d-11(d) under the U.S. Exchange Act, the Offeror will announce the results of the Offer, including the approximate number and percentage of Augusta Shares deposited to date, no later than 9:00 a.m. Eastern time on the next business day after the end of the Initial Offering Period (or any Subsequent Offering Period) and will immediately begin the Subsequent Offering Period.

The factors that could affect the Offeror’s decision as to whether it will elect to provide more than one Subsequent Offering Period include, without limitation, (i) the number of Augusta Shares that have been validly tendered to the Offer and not withdrawn prior to the Expiry Time, (ii) whether the Offeror can effect a Compulsory Acquisition (as defined below) or Subsequent Acquisition Transaction (as defined below) after the Expiry Time and, in particular, whether the number of Deposited Shares, together with the Augusta Shares held by the Offeror and its affiliates, represents not less than 90% or 66 2/3% of the issued and outstanding Augusta Shares (calculated on a fully diluted basis), (iii) the conditions to the Offer being satisfied, and (iv) discussions with its financial and legal advisors regarding the feasibility of a Subsequent Offering Period, or completing a Compulsory Acquisition and/or a Subsequent Acquisition Transaction.

(c)           The following paragraph is hereby added following the first paragraph under the heading “Time for Acceptance” of the Summary Section on page 1 of the Original Offer and Circular:

“As contemplated by the BCSC Decision, if any Augusta Shares are taken up under the Offer, the Offer will be extended and remain open for the deposit of Augusta Shares for not less than ten days from the date on which Augusta Shares are first taken up.”

(d)           The final paragraph under the heading “1.  The Offer” on page 9 of the Original Offer is hereby deleted and replaced with the following:

“As of 5:00 p.m. on May 2, 2014, 311,407 Augusta Shares had been tendered to and not withdrawn from the Offer.”

(e)           The third, fourth, fifth and sixth paragraphs under the heading “2.  Time for Acceptance” on page 10 of the Original Offer are hereby deleted and replaced with the following five paragraphs:

“As contemplated by the BCSC Decision, if any Augusta Shares are taken up under the Offer, the Offer will be extended and remain open for the deposit of Augusta Shares for not less than ten days from the date on which Augusta Shares are first taken up.

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The Offeror (in compliance with the BCSC Decision) will provide at least one, and may elect and reserves the right to provide more than one, subsequent offering periods (each a “Subsequent Offering Period”) for the Offer if the Offeror takes up any Augusta Shares under the Offer. A Subsequent Offering Period will be an additional period of time of no less than ten days beginning after the Offeror has accepted for purchase (subject to the requirement to promptly pay for) all Augusta Shares tendered to the Offer, during which period Augusta Shareholders may tender their Augusta Shares, provided that, among other requirements, the Offeror announces the results of the Initial Offering Period of the Offeror, including the approximate number and percentage of Augusta Shares deposited under the Offer, no later than 9:00 a.m. (Toronto time) on the next business day following the date upon which the Offeror becomes entitled to take up Augusta Shares under applicable Laws.  In accordance with Canadian Law and custom, the Offeror intends to take up and pay for Augusta Shares deposited during the Subsequent Offering Period within ten calendar days of the date the Augusta Shares were deposited.

The Offeror will publicly announce each Subsequent Offering Period and, if required by applicable Law, the Offeror will mail you a notice of the Subsequent Offering Period.

The factors that could affect the Offeror’s decision as to whether it will elect to provide more than one Subsequent Offering Period include, without limitation, (i) the number of Augusta Shares that have been validly tendered to the Offer and not withdrawn prior to the Expiry Time, (ii) whether the Offeror can effect a Compulsory Acquisition (as defined below) or Subsequent Acquisition Transaction (as defined below) after the Expiry Time and, in particular, whether the number of Deposited Shares, together with the Augusta Shares held by the Offeror and its affiliates, represents not less than 90% or 66 2/3% of the issued and outstanding Augusta Shares (calculated on a fully diluted basis), (iii) the conditions to the Offer being satisfied, and (iv) discussions with its financial and legal advisors regarding the feasibility of a Subsequent Offering Period, or completing a Compulsory Acquisition and/or a Subsequent Acquisition Transaction. The Offeror would commence each Subsequent Offering Period after the announcement of the results of the Offer in accordance with Rule 14d- 11(d) under the U.S. Exchange Act.”

Notwithstanding the provisions of Rule 14d-7(a)(2) under the U.S. Exchange Act relating to the ability of a purchaser in a tender offer to terminate withdrawal rights during a Subsequent Offering Period, the Offeror will permit withdrawal of tendered Augusta Shares during each Subsequent Offering Period until the deposited Augusta Shares are taken up. See Section 8 of the Offer, “Withdrawal of Deposited Common Shares”.

(f)            The first paragraph in the list under the heading “4.  Conditions of the Offer” on page 16 of the Original Offer is hereby deleted and replaced with the following:

“(a)                           the Shareholder Rights Plan (or any other shareholder rights plan or similar plan adopted by Augusta) shall have been waived, invalidated or cease-traded so as, at the time Augusta Shares are first taken up, to have no effect in respect of, and so that it does not and will not reasonably be expected to adversely affect, the Offer or the Offeror or its affiliates (as applicable) on or after consummation of the Offer or the purchase of Augusta Shares under the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction;”

(g)           The following paragraph is hereby added following the second paragraph under the heading “Extension, Variation or Change of the Offer” on page 19 of the Original Offer:

“As contemplated by the BCSC Decision, if any Augusta Shares are taken up under the Offer, the Offer will be extended and remain open for the deposit of Augusta Shares for not less than ten days from the date on which Augusta Shares are first taken up.”

(h)           The last paragraph under the heading “6.  Shareholder Rights Plan — The Offer” on page 35 of the Original Offer and Circular is hereby deleted and replaced with the following:

“It is a condition of the Offer that the Shareholder Rights Plan (or any other shareholder rights plan or similar plan adopted by Augusta) shall have been waived, invalidated or cease-traded so as, at the time Augusta Shares are first taken up, to have no effect in respect of, and so that it does not and will not reasonably be expected to adversely affect, the Offer or the Offeror or its affiliates (as applicable) on or after consummation of the Offer or the purchase of Augusta Shares under the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction.  The Offeror submitted an application to the BCSC to cease trade the Shareholder Rights Plan.  In the

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unanimous BCSC Decision, the BCSC determined that, unless Augusta has confirmed that it has terminated the Shareholder Rights Plan, the BCSC will cease trade the Shareholder Rights Plan (and any securities issued under the Shareholder Rights Plan) effective July 15, 2014, if the Offeror extends its Offer to expire no earlier than July 16, 2014 and provides a 10-day extension of the Offer if it takes up any Augusta Shares under the Offer.”

(i)            The paragraphs under the heading “HSR Act” on page 54 of the Original Offer and Circular are hereby deleted and replaced with the following:

“Under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules that have been promulgated thereunder by the Federal Trade Commission (the “FTC”), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The obligation of the Offeror to complete the Offer may be subject to such requirements.

The Offeror submitted a Premerger Notification and Report Form under the HSR Act with the FTC and the Antitrust Division and obtained early termination of the 30-calendar day waiting period following the filing.   See Section 4 of the Offer, “Conditions of the Offer”.”

3.                                      Time for Acceptance

The Offer is now open for acceptance until 5:00 p.m. (Toronto time) on May 16, 2014. Shareholders who have validly deposited and not withdrawn their Augusta Shares need take no further action to accept the Offer.  If, at the time immediately prior to 5:00 p.m. (Toronto time) on May 16, 2014, all of the conditions of the Offer are satisfied or waived by the Offeror, then the Initial Offering Period will end at such time and all Augusta Shares deposited under the Offer and not withdrawn will be taken up by the Offeror.  As contemplated by the BCSC Decision, if any Augusta Shares are taken up under the Offer, the Offer will be extended and remain open for the deposit of Augusta Shares for not less than ten days from the date on which Augusta Shares are first taken up, which extended period will be a Subsequent Offering Period.

4.                                      Manner of Acceptance

Augusta Shares may be deposited to the Offer in accordance with the provisions of Section 3 of the Original Offer, “Manner of Acceptance”.

5.                                      Take-Up of and Payment for Deposited Augusta Shares

If all the conditions of the Offer have been satisfied or waived by the Offeror, the Offeror will take up Augusta Shares validly deposited under the Offer and not properly withdrawn no later than 9:00 a.m. on the first business day following the end of the Initial Offering Period.  The Offeror will pay for Augusta Shares taken up as soon as practicable thereafter and in any event within three business days thereafter.  By so taking up and paying for Augusta Shares validly deposited under the Offer and not properly withdrawn, the Offeror will comply with the requirement under Canadian law to take up such Augusta Shares within ten days following the end of the Initial Offering Period and paying for such shares within three business days thereafter. See Section 6 of the Original Offer, “Take Up of and Payment for Deposited Augusta Shares”.

6.                                      Withdrawal of Deposited Augusta Shares

Augusta Shares deposited under the Offer may be withdrawn by or on behalf of the depositing Augusta Shareholder at any time before the Augusta Shares have been taken up by the Offeror under the Offer (including during any Subsequent Offering Period) and in the other circumstances described in Section 8 of the Original Offer, “Withdrawal of Deposited Augusta Shares”. Except as so indicated or as otherwise required or permitted by applicable Laws, deposits of Augusta Shares are irrevocable.

7.                                      Consequential Amendments to the Original Offer and Circular and Other Documents

The Original Offer and Circular, Letter of Transmittal and Notice of Guaranteed Delivery shall be read together with this Notice of Variation and Extension and are hereby amended to the extent necessary to reflect the amendments contemplated by, and the information contained in, this Notice of Variation and Extension.

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Except as otherwise set forth in or amended by this Notice of Variation and Extension, the terms and conditions of the Offer and the information in the Original Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery continue to be applicable in all respects.

8.                                      Statutory Rights

Securities legislation in the provinces and territories of Canada provides security holders of Augusta with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or a notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

9.                                      Directors’ Approval

The contents of this Notice of Variation and Extension have been approved, and the sending thereof to the Augusta Shareholders has been authorized by the Hudbay Board of Directors.

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APPROVAL AND CERTIFICATE OF HUDBAY MINERALS INC.

The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Dated: May 5, 2014.

(Signed) DAVID GAROFALO	(Signed) DAVID S. BRYSON

President and Chief Executive Officer	Senior Vice President and Chief Financial Officer

On behalf of the Board of Directors

(Signed) G. WESLEY VOORHEIS	(Signed) SARAH B. KAVANAGH
Director	Director

The Depositary for the Offer is:

By Registered Mail, Mail, Hand or Courier

Toronto

200 University Avenue

Suite 300

Toronto, Ontario

M5H 4H1

Attention:  Corporate Actions

Inquiries

North American Toll Free:  1-866-393-4891

Telephone:  416-361-0930 ext. 205

Facsimile:  416-361-0470

E-Mail:  corporateactions@equityfinancialtrust.com

THE INFORMATION AGENT FOR THE OFFER IS:

The Exchange Tower

130 King Street West, Suite 2950, P.O. Box 361

Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-866-229-8874

E-mail: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272